Exhibit 16.1

January 22, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of IBSG International, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated January 22, 2008 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ HJ & Associates, LLC
HJ & Associates, LLC